Exhibit 99.1

TIGERLOGIC CORPORATION ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2015 FINANCIAL RESULTS

PORTLAND, OR. — June 18, 2015

TigerLogic Corporation (Nasdaq: TIGR) today announced financial results for the fourth quarter and fiscal year ended March 31, 2015.

•                 Revenues: Total revenues were $1.5 million for the fourth fiscal quarter ended March 31, 2015, an increase of 27% when compared to $1.2 million for the same period in the prior year. Total revenue for the full fiscal year 2015 was $7.0 million, an increase of 27% when compared to the prior year’s revenue of $5.5 million.  Subscription revenues related to the Postano product line were $0.7 million for the fourth fiscal quarter, an increase of 176% compared to the prior year quarter and $2.4 million for the full fiscal year 2015, an increase of 104% from the prior year.

•                 Net Loss: Net loss for the fourth quarter ended March 31, 2015 was $2.2 million, or $0.07 per share, compared to net loss of $2.7 million, or $0.09 per share, for the fourth quarter of the prior year.  Net loss for the year ended March 31, 2015 was $28.7 million, or $0.93 per share, compared to net income of $1.3 million, or $0.04 per share, for the same period in the prior year. During the current fiscal year, the Company recorded a goodwill impairment charge of $18.2 million, while during the prior year it recorded income from discontinued operations of $8.6 million.

•                 Operating Expenses: Operating expenses for the fourth quarter ended March 31, 2015 were $3.7 million, compared to $4.9 million for the same quarter in the prior year. Operating expenses in the fourth quarter of 2015 included non-recurring costs of $0.4 million associated with headcount reductions and facilities consolidations.  Operating expenses in the third fiscal quarter of 2015 were $22.3 million, or $4.1 million excluding the goodwill impairment charge of $18.2 million recorded during that quarter.

•                 Adjusted EBITDA: Adjusted EBITDA was negative $2.1 million for the fourth fiscal quarter ended March 31, 2015, a 40% improvement as compared to negative $3.5 million for the same period in the prior year. For the years ended March 31, 2015 and March 31, 2014, Adjusted EBITDA was negative $9.5 million.

•                 Cash: The Company had cash of $10.3 million as of March 31, 2015, down $2.6 million from $12.9 million as of December 31, 2014.

“We grew our revenues 27% year-over-year leveraging growth in our Postano product line,” said Roger Rowe, CEO/CFO of TigerLogic.  “We continue to make progress in growing our customer base by providing our customers a platform to create great fan engagement experiences. In addition, we have taken additional steps towards reducing our cost structure with the recent consolidation of our corporate headquarters in Portland, Oregon,” continued Rowe.

For information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Earnings Call

As part of its efforts to streamline operations and reduce costs, the Company has suspended indefinitely the practice of holding quarterly conference calls for investors. Please refer to the reports and documents filed by the Company with the U.S. Securities and Exchange Commission, including our periodic reports on Form 10-K and Form 10-Q, and our current reports on Form 8-K.  These reports are available at www.sec.gov and on our corporate website at www.tigerlogic.com.

About TigerLogic Corporation

TigerLogic Corporation (Nasdaq: TIGR) is a global provider in engagement solutions, including Omnis, a mobile development platform, and Postano, a social media aggregation and display platform. For more information about TigerLogic and its products visit http://www.tigerlogic.com.

Except for the historical statements contained herein, the foregoing release may contain forward-looking information, including statements about TigerLogic’s future success, current and future product initiatives, revenue growth opportunities and efforts to streamline operations and reduce costs.  Any forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the success of TigerLogic’s research and development efforts to develop new products and to penetrate new markets, the market acceptance of TigerLogic’s new products and updates, technical risks related to such products and updates, TigerLogic’s ability to maintain market share for its existing products, the availability of adequate liquidity and other risks and uncertainties.  Please consult the various reports and documents filed by TigerLogic with the U.S. Securities and Exchange Commission, including but not limited to TigerLogic’s most recent reports on Form 10-K and Form 10-Q for factors potentially affecting its future financial results. All forward-looking statements are made as of the date hereof and TigerLogic disclaims any responsibility to update or revise any forward-looking statement provided in this news release. TigerLogic’s results for the quarter and fiscal year ended March 31, 2015 are not necessarily indicative of its operating results for any future periods.

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TigerLogic, Postano, and Omnis are trademarks of TigerLogic Corporation.  All other trademarks and registered trademarks are properties of their respective owners.

Investor Relations Contact:

Roger Rowe

roger.rowe@tigerlogic.com

Phone: (503) 488-6988

TIGERLOGIC CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,	March 31,
	2015	2014
ASSETS
Current assets:
Cash	$10,251	$18,602
Trade accounts receivable, less allowance for doubtful accounts of $0 in 2015 and $43 in 2014	1,291	934
Receivable from sale of MDMS business	—	2,200
Other current assets	460	553
Total current assets	12,002	22,289

Property, furniture and equipment, net	869	575
Goodwill	—	18,183
Intangible assets, net	363	510
Deferred tax assets	94	109
Other assets	54	73
Total assets	$13,382	$41,739

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$295	349
Accrued liabilities	1,525	1,892
Deferred revenue	1,905	1,599
Total current liabilities	3,725	3,840
Other long-term liabilities	101	122
Total liabilities	3,826	3,962

Commitments and contingencies

Stockholders’ equity:
Series A convertible preferred stock: $1.00 par value; 5,000,000 shares authorized; none issued or outstanding at March 31, 2015 and 2014	—	—
Common stock: $0.10 par value; 100,000,000 shares authorized; 30,955,697 and and 30,117,234 issued and outstanding as of March 31, 2015 and 2014, respectively	3,096	3,012
Additional paid-in-capital	143,389	142,848
Accumulated other comprehensive income	2,174	2,360
Accumulated deficit	(139,103)	(110,443)
Total stockholders’ equity	9,556	37,777

Total liabilities and stockholders’ equity	$13,382	$41,739

TIGERLOGIC CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014

Net revenues:
Licenses	$422	$408	$2,274	$2,264
Subscription	686	249	2,365	1,157
Services	375	507	2,354	2,069
Total net revenues	1,483	1,164	6,993	5,490
Operating expenses:
Cost of subscription revenues	136	93	721	283
Cost of service revenues	61	16	432	450
Cost of service revenues-revenue sharing settlement	—	1,000	—	1,000
Selling and marketing	970	1,459	5,649	5,918
Research and development	977	1,174	3,986	4,441
General and administrative	1,585	1,151	6,653	4,350
Impairment of goodwill	—	—	18,183	—
Acquisition related costs	—	—	—	209
Total operating expenses	3,729	4,893	35,624	16,651
Operating loss from continuing operations	(2,246)	(3,729)	(28,631)	(11,161)
Other income (expense):
Interest income (expense)-net	(1)	(3)	(3)	(6)
Other income (expense)-net	17	(19)	59	(62)
Total other income (expense)-net	16	(22)	56	(68)
Loss before income taxes from continuing operations	(2,230)	(3,751)	(28,575)	(11,229)
Income tax provision (benefit)	(23)	(1,287)	85	(3,965)
Net loss from continuing operations	(2,207)	(2,464)	(28,660)	(7,264)
Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	(28)	—	2,641
Gain (loss) on sale of discontinued operations, net of tax	—	(195)	—	5,918
Income (loss) from discontinued operations	—	(223)	—	8,559
Net income (loss)	$(2,207)	$(2,687)	$(28,660)	$1,295
Other comprehensive income (loss):
Foreign currency translation adjustments	(71)	27	(186)	103
Total comprehensive income (loss)	$(2,278)	$(2,660)	$(28,846)	$1,398

Basic and diluted net income (loss) per share:
Loss from continuing operations	$(0.07)	$(0.08)	$(0.93)	$(0.24)
Income (loss) from discontinued operations	$—	$(0.01)	$—	$0.28
Net income (loss)	$(0.07)	$(0.09)	$(0.93)	$0.04

Shares used in computing net loss from continuing operations per share, income from discontinued operations per share, and net income (loss) per share	30,951	30,186	30,691	30,255

TIGERLOGIC CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended March 31
	2015	2014

Cash flows from operating activities:
Net income (loss)	$(28,660)	$1,295
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on sale of discontinued operations	—	(9,926)
Impairment of goodwill	18,183	—
Depreciation and amortization of long-lived assets	328	191
Provision for (recovery of) bad debt	(71)	133
Stock-based compensation expense	601	1,293
Change in deferred tax assets	48	120
Foreign currency exchange gain	(42)	(46)
Change in operating assets and liabilities, net of discontinued operations:
Trade accounts receivable	(360)	(970)
Other current assets	(33)	138
Accounts payable	(32)	(98)
Accrued liabilities	(434)	(633)
Deferred revenue	438	941
Net cash used in operating activities	(10,034)	(7,562)

Cash flows from investing activities:
Purchases of property, plant and equipment	(331)	(183)
Proceeds from sale of discontinued operations	—	19,800
Net cash provided (used) by investing activities	(331)	19,617

Cash flows from financing activities:
Proceeds from exercise of stock options	16	59
Proceeds from issuance of common stock	11	37
Proceeds from sale of discontinued operations	2,200	—
Net cash provided by financing activities	2,227	96

Effect of exchange rate changes on cash	(213)	(14)

Net increase (decrease) in cash	(8,351)	12,137
Cash at beginning of the period	18,602	6,465
Cash at end of the period	$10,251	$18,602

Supplemental disclosures:
Cash paid for income taxes	$102	$488

Non-GAAP Financial Measures

Adjusted EBITDA (as defined below) should not be construed as a substitute for net income (loss) determined in accordance with U.S. GAAP. Adjusted EBITDA excludes components that are significant in understanding and assessing TigerLogic’s results of operations. Adjusted EBITDA does not represent funds available for management's discretionary use and are not intended to represent cash flow from operations. In addition, EBITDA and Adjusted EBITDA are not terms defined by GAAP and as a result might not be comparable to similarly titled measures used by other companies.

However, Adjusted EBITDA is used by management to evaluate, assess and benchmark TigerLogic’s operational results and the company believes that Adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties in the industry. Accordingly, TigerLogic is disclosing this information to permit a more comprehensive analysis of its operating performance, and to provide an additional measure of performance.

Adjusted EBITDA used by TigerLogic is defined as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, and income tax provision (benefit) plus adjustments for other income (expense)-net, non-cash stock-based compensation expense, and other non-recurring items such as income from discontinued operations, goodwill impairment charges and acquisition related costs.

Adjusted EBITDA presented below includes results from both continuing operations. Adjusted EBITDA financial information is comparable to net income (loss). The table below reconciles Adjusted EBITDA to TigerLogic’s GAAP reported net income (loss):

TIGERLOGIC CORPORATION AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

	For the Three Months Ended March 31,		For the Years Ended March 31,
	2015	2014	2015	2014

Reported net income (loss)	$(2,207)	$(2,687)	$(28,660)	$1,295
Depreciation and amortization	67	48	328	191
Stock-based compensation	70	164	601	1,293
Interest (income) expense-net	1	3	3	6
Other (income) expense-net	(17)	19	(59)	62
Acquisition related costs	—	—	—	209
Income tax provision (benefit)	(23)	(1,287)	85	(3,965)
Impairment of goodwill	—	—	18,183	—
Loss (income) from discontinued operations	—	223	—	(8,559)
Adjusted EBITDA	$(2,109)	$(3,517)	$(9,519)	$(9,468)